SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant        [ x ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential,  for Use of the  Commission  Only  (as  permitted  by Rule
       14a-6(e)(2))

[ x ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.240.14a-12


  __________________________PAR Technology Corporation_________________________
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

[ x ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)Title of each  class of  securities  to which  transaction  applies:
            _____________________.

          2)Aggregate  number  of  securities  to  which  transaction   applies:
            ____________________.

          3)Perunit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 Set forth the amount on which the filing fee is calculated and state how it was determined):
            ____________________.

          4)Proposed maximum aggregate value of transaction:___________________.

          5)Total fee paid: ______________.

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided  by  Exchange  Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


          1)Amount Previously Paid: _________.

          2)Form, Schedule or Registration Statement No.:  _________.

          3)Filing Party:   _________.

          4)Date Filed:  __________.

[GRAPHIC
Company Logo]    PAR Technology Corporation
8383 Seneca Turnpike, New Hartford, NY  13413-4991




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, MAY 22, 1997


Dear PAR Technology Shareholder:

The Annual Meeting of Shareholders of PAR Technology Corporation (the "Company") is scheduled to be held at the main office of the Company at 8383 Seneca Turnpike, New Hartford, New York on May 22, 1997, at 4:00 PM, local prevailing time, for the following purposes:

     1. To elect two Directors of the Company for a term of office to expire at the third succeeding Annual Meeting of Shareholders;

     2. To ratify the selection of Price Waterhouse LLP as the independent accountants for the Company for the year 1997; and

     3.   Such other business as may properly come before the Meeting.

Only holders of record of the Company's Common Stock at the close of business on April 25, 1997 will be entitled to vote at the Meeting.

Whether or not you plan to attend the Meeting, we suggest you complete the enclosed proxy card, sign, date and return it promptly so your shares will be represented. Any person giving a proxy has the power to revoke it at any time before it is exercised and Shareholders of record who are present at the Meeting may withdraw their proxies and vote in person.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             Gregory T. Cortese
                                             Secretary


New Hartford, New York
May 1, 1997

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

[GRAPHIC
Company Logo]    PAR Technology Corporation
8383 Seneca Turnpike, New Hartford, NY  13413-4991



May 1, 1997

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                             Thursday, May 22, 1997


The enclosed proxy is solicited by the Board of Directors of PAR Technology Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held at 4:00 PM, local prevailing time, on May 22, 1997, and at any adjournment thereof.

Please complete, sign, date and return the enclosed proxy. When proxies in the form enclosed are returned properly executed, the shares represented thereby will be voted in accordance with the directions of the Shareholder. When no direction has been given by the Shareholder, the proxy will be voted FOR the election of the Directors named below and FOR the ratification of Price Waterhouse LLP as independent accountants for 1997. The proxy solicited hereby may be revoked at any time prior to its exercise by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company at the address set forth above, or by attending the Meeting and voting in person.

The cost of preparing and mailing this Notice and Proxy Statement and the enclosed proxy will be borne by the Company. In addition to the use of the mails, some of the officers, Directors and regular employees of the Company may solicit proxies in person, by telephone or telegraph and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons their reasonable fees and expenses for sending solicitation material to principals and obtaining their instructions.

The Company's Annual Report to its Shareholders for the year ended December 31, 1996, including audited financial statements, accompanies this Proxy Statement. That report is not incorporated in this Proxy Statement by reference. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent or given to security holders is May 1, 1997.

              RECORD DATE, OUTSTANDING COMMON STOCK, VOTING RIGHTS

Only Shareholders of record at the close of business on April 25, 1997, will be entitled to vote at the Annual Meeting or any adjournments thereof. As of that date, there were 8,837,865 shares of the Company's Common Stock outstanding and entitled to vote. The holders of shares representing 4,418,934 votes, represented in person or by proxy, shall constitute a quorum to conduct business.

Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Meeting including the election of the Directors.

A Shareholder may, with respect to the election of the two Directors (i) vote for the nominees named herein, or (ii) withhold authority to vote for either or both of such nominees. The election of Directors requires a plurality of the votes cast. Accordingly, withholding authority to vote for a Director nominee will not prevent him from being elected.

A Shareholder may, with respect to the ratification of the selection of Price Waterhouse LLP as independent accountants: (i) vote "FOR", (ii) vote "AGAINST" or (iii) "ABSTAIN" from voting. A majority of the votes cast by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon (a quorum being present) is required to ratify the selection of independent accountants. A vote to abstain from voting on this proposal has the legal effect of a vote against the matter.

A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. This could occur, for example, when a broker or bank is not permitted to vote stock held in street name on certain matters in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and entitled to vote on such matters, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Non-voted shares will not affect the determination of the outcome of the vote on any proposal to be decided at the meeting.


Proposal 1:  Election of Directors

Under the Company's Certificate of Incorporation, the members of the Board are divided into three classes with approximately one-third of the Directors standing for election at each Annual Meeting of Shareholders. The Directors are elected for a three-year term of office, and will hold office until their respective successors have been duly elected and qualified. The class of Directors which was elected to hold office until the 1997 Annual Meeting of Shareholders consists of two Directors. Therefore, at this meeting, two Directors will be elected for a three-year term expiring at the Annual Meeting held in the year 2000. Unless a contrary direction is indicated, shares represented by valid proxies in the accompanying form will be voted FOR the election of the nominees named below. The nominees for Director named below are currently members of the Board.

The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve if elected. In the event that either or both nominees named below shall become unable or unwilling to accept nomination or election as a Director, it is intended that such shares will be voted, by the persons named in the enclosed proxy, for the election of the substitute nominee(s) selected by the Board, unless the Board should determine to reduce the number of Directors pursuant to the By-Laws of the Company.

The names of each of the Directors and the nominees, their ages as of May 1, 1997, the year each first became a Director, their principal occupations during at least the past five years, other Directorships held by each as of the date hereof and certain other biographical information are as set forth below by class, in order of the next class to stand for election.

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

            Term Expiring at the 2000 Annual Meeting of Shareholders

MR. SANGWOO AHN                              Partner
                                             Morgan Lewis Githens & Ahn, LP
                                             Investment Bankers

Mr. Ahn, age 58, is one of the founders of the investment banking firm of Morgan Lewis Githens & Ahn, LP. He has held the above position since 1982. Mr. Ahn is also a Director of Quaker Fabric Corporation; Kaneb Services Inc.; Kaneb Pipe Line Partners, LP; ITI Technologies, Inc.; Stuart Entertainment, Inc. and The Gradall Company. Mr. Ahn has been a Director of the Company since March 1986.

MR. J. WHITNEY HANEY                         President
                                             PAR Microsystems Corporation

Mr. Haney, age 62, joined PAR Microsystems Corporation as a full-time employee on February 1, 1988. Mr. Haney had been a Director of PAR Microsystems since September 1, 1987. On April 1, 1988, Mr. Haney assumed the position of President of PAR Microsystems and was appointed a Director of the Company. Prior to joining the Company, Mr. Haney was Vice President of Engineering - Scientific Business Unit at Xerox Corporation.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

            Term Expiring at the 1998 Annual Meeting of Shareholders

DR. JOHN W. SAMMON, JR.                      Chairman of the Board and President

Dr. Sammon, age 58, is the founder of the Company and has been the President and a Director since its incorporation in 1968. He was elected Chairman of the Board in 1983. Dr. Sammon also currently holds various positions with one or more subsidiaries of the Company.

MR. CHARLES A. CONSTANTINO                   Executive Vice President

Mr. Constantino, age 57, has been a Director of the Company since 1970 and has been Executive Vice President since 1974. He also holds various positions with one or more subsidiaries of the Company.

         For a Term Expiring at the 1999 Annual Meeting of Shareholders

DR. JAMES C. CASTLE                          Chairman and CEO
                                             USCS International, Inc.

Dr. Castle, age 60, was appointed a Director of the Company as of December 1, 1989. He has been Chairman and CEO of USCS International since August 1992. From August 1991 until assuming his current position with USCS International, Dr. Castle was President and CEO of Teradata Corporation. He currently also serves as a Director of Leasing Solutions, Inc.and ADC Telecommunications, Inc.

                        BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is under the general direction of the Board as provided by the By-Laws of the Company and the laws of Delaware, the state of incorporation. The Board met seven times during the fiscal year ended December 31, 1996. All members of the Board attended more than 75% of the total number of meetings of the Board and Board committees on which they served. The Board has four standing committees: Executive, Audit, Compensation and Stock Option.

The Executive Committee. The Executive Committee is composed of three Directors:
Dr. Sammon (Chairman), Mr. Constantino and Mr. Ahn. The Committee did not meet in 1996. The Executive Committee meets when required on short notice during intervals between meetings of the Board and has authority to exercise all of the powers of the Board in the management and direction of the business and affairs of the Corporation in all cases in which specific directions shall not have been given by the Board and subject to the limitations of the General Corporation Law of the State of Delaware.

The Audit Committee. The Audit Committee consists of two Directors: Mr. Ahn (Chairman) and Dr. Castle, and met twice in 1996. The Audit Committee recommends the appointment of the independent auditors, consults with the independent auditors on the plan of audit, reviews the activities and reports of the independent auditors and reports the results of such to the Board, and reviews and makes recommendations concerning internal accounting controls.

The Compensation  Committee.  The  Compensation  Committee is comprised of three
Directors: Mr. Ahn (Chairman), Dr. Sammon and Mr. Constantino. The Compensation Committee met twice in 1996. The Committee, which meets as required, reviews and establishes the compensation of the Executive Officers and other principal officers of the Company and its subsidiaries. The salaries and other compensation of any Executive Officers who are members of the Compensation Committee are subject to approval by the Board. The Committee also reviews and recommends to the Board compensation for outside Directors for service on the Board and committees of the Board, makes recommendations to the Stock Option Committee for stock option awards and recommends to the Board changes in the
Company's incentive plans. The Report of the Compensation Committee set forth below describes the responsibilities of this committee, and discloses the basis for the compensation of the Chief Executive Officer, including the factors and criteria upon which that compensation was based; compensation policies applicable to the Company's Executive Officers; and the specific relationship of corporate performance to executive compensation for 1996.

Stock Option Committee. The Stock Option Committee is composed of two Directors:
Dr. Sammon (Chairman) and Mr. Constantino, both of whom are "disinterested persons" within the meaning of Rule 16b-3 as promulgated under the Security Exchange Act of 1934, as amended, and in compliance with the Company's 1995 Stock Option Plan. The Stock Option Committee met one time in 1996. The Committee, which meets as required, reviews recommendations of the Compensation Committee for stock option awards and otherwise serves as the administrative body for the Stock Option Plan.

                              DIRECTOR COMPENSATION

Directors who are employees of the Company are not separately compensated for serving on the Board. All other Directors receive annual retainers of $10,000 for membership on the Board and an attendance fee of $1,000 per day for attendance at Board meetings and any Committee meetings held on the same day and $500 per day, prorated accordingly, for Committee meetings held on days other than Board meeting days. All Directors are also reimbursed for all reasonable expenses incurred in attending meetings. In addition, for serving on the Board, each non-employee Director receives an initial Nonqualified Stock Option to purchase 5,000 shares of the Company's Common Stock at an exercise price equal to 80% of the fair market value of the stock on the date of grant, vesting 20% per year over five years. Upon expiration of such five-year period, such non-employee Directors may be granted additional Nonqualified Stock Options under the then existing stock option plan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission, the New York Stock Exchange and the Company. To the Company's knowledge, based solely on its review of the copies of such reports received by the Company and written representations from certain reporting persons that they were not required to file Form 5's, the Company believes that during 1996 all filing requirements were met.


                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 31, 1997, by each Director, by each of the Executive Officers named in the Summary Compensation Table below and by all Directors and Executive Officers as a group. The table also sets forth information regarding the ownership of the Company's Common Stock as of February 11, 1997 by Norwest Corporation and Norwest Bank Minnesota, National Association.

                                        Amount and Nature of
Name of Beneficial Owner or Group     Beneficial Ownership (1)  Percent of Class
---------------------------------     ------------------------  ----------------

   Dr. John W. Sammon, Jr ...............   3,883,300 (2)            43.94%
   Charles A. Constantino ...............     397,205 (3)             4.49%
   J. Whitney Haney .....................     153,555 (4)             1.69%
   Sangwoo Ahn ..........................      50,000 (5)               *
   Albert Lane, Jr ......................      19,105 (6)               *
   Dr. John P. Retelle, Jr ..............      12,550 (7)               *
   Dr. James C. Castle ..................       5,000                   *
   All Directors and Executive Officers
   as a Group (8 persons) ...............   4,314,705                50.13%

Other Beneficial Owners

   Norwest Corporation and Norwest
   Bank Minnesota, National Association .     639,750 (8)             7.3%

---------------
*      Represents less than 1%

(1) Except as otherwise noted, each individual has sole voting and dispositive power with respect to all shares.

(2) Does not include 254,570 shares beneficially owned by Dr. Sammon's wife, Deanna D. Sammon. Dr. Sammon disclaims beneficial ownership of such shares.

(3) Does not include 3,800 shares owned by Mr. Constantino's wife, Elaine Constantino. Mr. Constantino disclaims beneficial ownership of such shares.

(4) Includes 150,055 shares which Mr. Haney has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1997.

(5) Includes 35,000 shares which Mr. Ahn has the right to acquire pursuant to the Company's stock option plans as of May 30, 1997.

(6) Includes 8,805 shares which Mr. Lane has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1997.

(7) Represents shares Dr. Retelle has or will have the right to acquire pursuant to the Company's stock option plans as of May 30, 1997.

(8) Based solely on information contained in a Schedule 13G filing dated February 11, 1997, as of that date, Norwest Corporation claimed beneficial ownership of 639,750 shares which included 572,475 shares deemed to be beneficially owned by its subsidiary, Norwest Bank Minnesota, National Association ("NBM"). Such Schedule 13G indicates Norwest Corporation, as parent holding company, had sole voting power as to 425,050 of the shares set forth above and sole dispositive power as to 560,875 of such shares. Based on such Schedule 13G, NBM had sole voting power as to 357,775 of the shares set forth above and shared dispositive power as to 560,875 of such shares.

The address for Dr. John W. Sammon, Jr. is c/o PAR Technology Corporation, 8383 Seneca Turnpike, New Hartford, NY 13413-4991. The address for Norwest Corporation and Norwest Bank Minnesota, National Association is Norwest Center Sixth & Marquette, Minneapolis, MN 55479.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for each of 1996, 1995 and 1994 awarded to, earned by, or paid to the Chief Executive Officer and the four most highly compensated Executive Officers of the Company other than the Chief Executive Officer.

                           Summary Compensation Table

                                                                      Long Term Compensation
                              -----------------------------------------------------------------------------
                                     Annual Compensation              Awards          Payouts
                              -----------------------------------------------------------------------------
                                                        Other              Securities
                                                        Annual  Restricted Underlying          All Other
                                                        Compen- Stock      Options/   LTIP     Compen-
Name and                                         Bonus  sation  Award(s)   SAR's (#)  Payouts  sation
Principal Position            Year    Salary      (1)     ($)     ($)       (2) ($)     ($)       (3)
------------------            -----------------------------------------------------------------------------

Dr. John W. Sammon, Jr ....   1996   $207,916        -0-   -0-     -0-       -0-       -0-      $ 1,910
Chairman of the Board, ....   1995   $200,904   $ 76,206   -0-     -0-       -0-       -0-      $ 7,130
President and Director ....   1994   $192,856   $110,030   -0-     -0-       -0-       -0-      $ 7,172

Charles A. Constantino ....   1996   $179,838        -0-   -0-     -0-       -0-       -0-      $ 1,910
Executive Vice President ..   1995   $173,772   $ 56,498   -0-     -0-       -0-       -0-      $ 7,130
and Director ..............   1994   $166,815   $ 81,803   -0-     -0-       -0-       -0-      $ 7,172

J. Whitney Haney ..........   1996   $182,541        -0-   -0-     -0-       -0-       -0-      $ 1,910
President, PAR Microsystems   1995   $175,956   $ 56,396   -0-     -0-       -0-       -0-      $ 7,130
Corporation ...............   1994   $169,189   $ 89,583   -0-     -0-       -0-       -0-      $ 7,172

Albert Lane, Jr ...........   1996   $153,439        -0-   -0-     -0-       -0-       -0-      $ 1,910
President, Rome Research ..   1995   $140,270   $ 71,317   -0-     -0-       -0-       -0-      $ 7,130
Corporation ...............   1994   $132,600   $ 81,102   -0-     -0-       -0-       -0-      $ 7,172

Dr. John P. Retelle, Jr ...   1996   $131,922        -0-   -0-     -0-       -0-       -0-      $ 1,910
President, PAR Government .   1995   $124,668   $ 39,105   -0-     -0-    5,000        -0-      $ 7,130
Systems Corporation .......   1994   $115,000   $ 34,898   -0-     -0-    5,000        -0-      $   856

------------------
(1)  Cash bonus awards earned in the respective fiscal year.

(2) Represents stock options granted under the Company's 1984 Stock Option Plan or 1995 Stock Option Plan.

(3) All Other Compensation column consists only of Company contributions to the employees Profit Sharing component of the Company's Retirement Plan.

In December 1991, PAR Microsystems Corporation granted Mr. Haney a loan for $60,000 with interest at the prime rate, adjusted monthly, which was due on January 2, 1997. In January 1992, PAR Microsystems Corporation granted Mr. Haney an additional loan which totaled $540,000 with interest at the prime rate, adjusted monthly, which was also due on January 2, 1997. The principal amount of such notes, $600,000, was secured by a Deed to Secure Debt on real estate owned by Mr.Haney and his wife. These loans, together with interest, were repaid in full in 1996.

The policies and practices of the Corporation pursuant to which the compensation set forth in the Summary Compensation Table was paid or awarded is described under "Compensation Committee Report" set forth elsewhere in this Proxy Statement.

                    Options/SAR's Granted in Last Fiscal Year

There were no stock options or stock appreciation rights ("SAR's") granted to Executive Officers named in the Summary Compensation Table during 1996.


         Aggregated Option Exercises in 1996 and Year-End Option Values

The table which follows sets forth information concerning exercises of stock options during 1996 by each of the Executive Officers named in the Summary Compensation Table and the value of his unexercised Options as of December 31, 1996 based on a fair market value of $13.75 per share of the Company's Common Stock on such date:


                                                                               Value of Unexercised
                                                    Number of Unexercised          in-the-Money
                                                     Options at 12/31/96      Options at 12/31/96 (2)
                           Acquired    Value (1)
       Name              on Exercise   Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
       ----              ------------  --------- -----------  -------------  -----------  -------------
Dr. John W. Sammon, Jr.       --          --          --           --            --           --

Charles A. Constantino        --          --          --           --            --           --

J. Whitney Haney           166,445   $2,427,395    129,655       42,400      $1,393,791   $  455,800

Albert Lane, Jr.            16,300   $  186,226      6,675        5,325      $   65,081   $   51,919

Dr. John P. Retelle, Jr.     4,500   $   27,777     12,300        9,100      $   97,389   $   74,244

----------

(1) The value realized equals the aggregate amount of the excess of the fair market value on the date of exercise (the average of the high and low prices of the Company's Common Stock as reported in the Wall Street Journal for the exercise date) over the relevant exercise price(s).

(2) The value is calculated based on the aggregate amount of the excess of $13.75 (the fair market value of the Company's Common Stock on 12/31/96) over the relevant exercise price(s).

(3)  Shares were acquired and sold the same day.

(4)  4,000 of such shares were acquired and sold the same day.

                          COMPENSATION COMMITTEE REPORT

Pursuant to its responsibilities, the Compensation Committee of the Board of Directors (the "Committee") performs annual reviews of the performance and contribution of the Company's Executive Officers against annual and long term commitments and objectives to determine the nature and extent of executive compensation actions. Decisions of the Committee relative to the compensation of employee committee members (Dr. Sammon and Mr. Constantino) are subject to review and approval by a majority of the disinterested members of the Board.

General Compensation Policy

PAR's executive compensation program is designed to attract, motivate, reward and retain the management talent essential to achieving PAR's business objectives and maintaining its position of leadership in the industry. Compensation for PAR's Executive Officers in 1996 is consistent with the three fundamental principles of the executive compensation program:

     o    Executive   compensation   must  be  tied  to  the  Company's  general
          performance and achievement of financial and strategic goals;

     o Executive compensation opportunities should be competitive with those provided by other leading high technology companies of comparable size; and

     o Executive compensation should provide incentives that align the long-term financial interests of the Company's executives with those of its Shareholders.

Elements of Executive Compensation

To meet its policy objectives for executive compensation, the Company's executive compensation program consists of Base Salary and Stock Options.

Base Salary. The Committee reviewed and set the annual base salary of the Executive Officers for fiscal 1996. In setting annual base salaries, the Committee considered the salaries of relative executives in similar positions in the industry from its most recent contracted survey, the level and scope of responsibility, experience and performance of the executive, financial performance of the Company and overall general economic factors. The Committee believes that the companies with whom the Company competes for compensation purposes are not necessarily the same companies with which Shareholder cumulative returns are compared. The peer groups used in the Performance Graph below include the Standard & Poor's 500 Stock Index and those computer hardware companies deemed most comparable to the Company's businesses for measuring stock performance. An objective of the Committee is to administer the salary for each executive management position within a range with a midpoint near the average midpoint for comparable positions at companies of similar size, geographic area and line of business. In implementing its compensation policies, the Committee also considers the individual experience and performance of the executive, the performance of the organization over which the executive has responsibility, the performance of the Company and general economic conditions. The Committee gives such weight to each factor as it deems appropriate.

Stock Options. In furtherance of the objective of providing long-term financial incentives that relate to improvement in long-term Shareholder value, the Company awards stock options to its key employees (including Executive Officers) under its 1995 Stock Option Plan ("Option Plan"). Stock options ("Options") granted under the Option Plan may be either Incentive Stock Options as defined by the Internal Revenue Code ("Incentive Stock Options") or Options which are not Incentive Stock Options ("Nonqualified Stock Options"). Upon review of recommendations from the Compensation Committee, the Stock Option Committee determines the key employees of the Company and its subsidiaries who shall be granted Options, the type of Options to be granted, the terms of the grant and the number of shares to be subject thereto. Option grants become exercisable no less than six months after the grant and typically expire ten years after the date of the grant. Option grants are discretionary and are reflective of the value of the recipients' position as well as the current performance and continuing contribution of that individual to the Company.

CEO Compensation for Fiscal 1996

The Committee based the 1996 compensation of the Chief Executive Officer on the policies and practices described above. In 1996, Dr. Sammon received salary compensation of $207,916, an increase of 3.5% over his 1995 salary. Dr. Sammon, the Company's founder, became a Shareholder before the Company became publicly-owned and has not, to date, been granted options under the Company's Stock Option Plan in view of his already existing substantial interest in maximizing the value of the Company's Common Stock.

                                                 Compensation Committee

                                                 Sangwoo Ahn, Chairman
                                                 Dr. John W. Sammon, Jr.
                                                 Charles A. Constantino

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference this Proxy Statement, in whole or in part, the above Compensation Committee Report and the Performance Graph set forth below shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent the Company specifically incorporates them by reference into a filing under the 1933 Act or the 1934 Act, nor shall such Compensation Committee Report or Performance Graph be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the 1934 Act or to the liabilities of Section 18 of the 1934 Act, except to the extent that the Company specifically incorporates them by reference into a filing under the 1933 Act or the 1934 Act. As of the date of this Proxy Statement, the Company has made no such incorporation by reference or request.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

Dr. John W. Sammon, Jr., Chairman of the Board and President of the Company and Mr. Charles A. Constantino, Executive Vice President of the Company serve as members of the Compensation Committee and the Stock Option Committee.

                                PERFORMANCE GRAPH

The following Performance Graph shows the changes over the past five year period (1992 through 1996) in the value of $100 invested in: (1) the Company's Common Stock, (2) the Standard & Poor's 500 Index, and (3) the Common Stock of the Computer Hardware Listed industry group whose returns are weighted according to their respective market capitalizations. The closing price of the Company's stock on December 31, 1991 was $2.625 and an investment of $100 would have acquired 38 shares of the Company. On December 31, 1996, the Company's stock price closed at $13.875 making the value of the originally acquired 38 shares $529.

The following companies are included in Computer Hardware Listed industry group:
Amdahl Corporation, Atari Corporation, Ceridian Corporation, Compaq Computer Corporation, Datapoint Corporation, Intelligent Systems Corporation, PAR Technology Corporation, Silicon Graphics Inc., Stratus Computer Inc., Sulcus Computer Corporation, Tandem Computers Incorporated, and Tandy Corporation. This peer group formerly included Cray Research Inc. PAR has been advised that stock for Cray Research Inc. is no longer publicly traded and therefore it is excluded from PAR's peer group.

The year-end values of each investment are based on share price appreciation and the reinvestment of dividends.

[GRAPHIC - Performance Chart - points plotted as numbers below]



                      12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
                      --------  --------  --------  --------  --------  --------
PTC ..............      100       233       286       252        343      529
PEER GROUP .......      100       114       156       214        222      288
S&P 500 ..........      100       108       118       120        165      203


Proposal 2:  Ratification of the Selection of Independent Accountants

On the recommendation of the Audit Committee, the Board of Directors has selected Price Waterhouse LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the year 1997. Price Waterhouse LLP has been employed to perform this function for the Company since 1980.

One or more representatives of Price Waterhouse LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Although this appointment is not required to be submitted to a vote of the Shareholders, the Board believes it is appropriate as a matter of policy to request that the Shareholders ratify the appointment. If the Shareholders do not ratify the appointment, the Audit Committee will investigate the reasons for Shareholder rejection and the Board will reconsider the appointment.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of Price Waterhouse LLP. Proxies solicited by the Board of Directors will be so voted unless Shareholders specify otherwise in their proxies.

                                  OTHER MATTERS

Other than the foregoing, the Board of Directors knows of no matters which will be presented at the Annual Meeting for action by Shareholders. However, if any other matters properly come before the Meeting, or any adjournment thereof, the persons acting by authorization of the proxies will vote thereon in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

Proposals of Shareholders intended to be presented at the 1998 Annual Meeting must be received by the Company on or before January 1, 1998 to be considered for inclusion in the 1998 Proxy Statement and proxy relating to that meeting. The Company recommends that all proposals be submitted by Certified Mail - Return Receipt Requested.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             Gregory T. Cortese
                                             Secretary


May 1, 1997

PROXY CARD

                                 REVOCABLE PROXY
                           PAR TECHNOLOGY CORPORATION

================================================================================
[  ] PLEASE MARK VOTES AS IN THIS EXAMPLE


PROXY FOR ANNUAL MEETING
OF SHAREHOLDERS                    1. ELECTION OF DIRECTORS
TO BE HELD MAY 22, 1997               For [  ] Withhold [  ] For All Except [  ]
This proxy is solicited on
behalf of the Board of Directors      Nominees:
                                      Sangwoo Ahn and J. Whitney Haney

The undersigned  shareholder of
PAR TECHNOLOGY CORPORATION hereby  INSTRUCTION:  To withhold  authority to
appoints  JOHN W. SAMMON, JR.,     vote for any individual nominee, mark
CHARLES A. CONSTANTINO  and        FOR ALL EXCEPT and write  the name of
J. WHITNEY HANEY or any one of     the nominee on the line below.
them, jointly or severally,
proxies with full  power of        ____________________________
substitution, to vote all
share of Common Stock of the
Company which the undersigned
is entitled to vote at the 1997
Annual Meeting of Shareholders     2. PROPOSAL TO RATIFY SELECTION OF
to be held on May 22, 1997 at         PRICE WATERHOUSE LLP AS THE INDEPENDENT
4:00 PM, Local Time, and at any       ACCOUNTANTS FOR THE COMPANY.
adjournment thereof, for the
election of Directors and             For [  ] Against [  ] Abstain [  ]
upon the proposal set forth
and more particularly described    The Board of Directors recommends a vote
in the accompanying Notice of      FOR Items 1 and 2.
Annual Meeting and Proxy  State-
ment and upon such other matters   I plan to attend the Annual Meeting   [  ]
that may properly come before
the meeting.  The undersigned      UNLESS OTHERWISE INSTRUCTED ABOVE, THE SHARES
hereby instructs said proxies      REPRESENTED  HEREBY  WILL  BE  VOTED  IN
to vote as follows:                ACCORDANCE  WITH  THE RECOMMENDATIONS OF THE
                                   BOARD OF DIRECTORS SET FORTH ABOVE.
Please be sure to sign and date
Proxy in the box below.
                                   If  signing as attorney, executor,
                                   administrator, trustee or guardian, please
                                   give full title as such and if signing for a
Shareholder sign above             corporation,  please give your  title.  When
Co-holder (if any sign above       shares are in the name of more than one
                                   person, each should sign the proxy.

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    Detach above card, sign, date and mail in postage paid envelope provided.

                           PAR TECHNOLOGY CORPORATION

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